As filed with the U.S. Securities and Exchange Commission on May 11, 2023.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________________________________

OppFi Inc.
(Exact name of registrant as specified in its charter)
__________________________________________________________________

Delaware (State or other jurisdiction of Incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	85-1648122 (I.R.S. Employer Identification No.)
	130 E. Randolph Street. Suite 3400 Chicago, IL (Address of Principal Executive Offices)	60601 (Zip Code)
(312) 212-8079
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

OppFi Inc. 2021 Equity Incentive Plan
OppFi Inc. 2021 Employee Stock Purchase Plan
(Full title of the plan)
__________________________________________________________________

Todd G. Schwartz
Chief Executive Officer
OppFi Inc.
130 E. Randolph Street, Suite 3400
Chicago, IL 60601
(312) 212-8079
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________________________________________

Copies to:

Pamela D. Johnson Chief Financial Officer OppFi Inc. 130 E. Randolph Street, Suite 3400 Chicago, IL 60601 (312) 212-8079	Joshua M. Samek, Esq. DLA Piper LLP (US) 200 South Biscayne Boulevard, Suite 2500 Miami, FL 33131 (305) 423-8500
__________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

OppFi Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 5,757,521 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Registrant to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan, as amended (the “2021 Plan”), and an additional 283,919 shares of Common Stock of the Registrant to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”), pursuant to the evergreen provisions in the 2021 Plan and the ESPP providing that the total number of shares of common stock reserved for issuance under the 2021 Plan and the ESPP will be automatically increased on January 1st of each calendar year. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Commission on September 28, 2021 (File No. 333-259854) is hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

Part II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are hereby incorporated by reference into this registration statement:

a.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 (File No. 001-39550), filed with the Commission on March 29, 2023;

b.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (File No. 001-39550), filed with the Commission on May 11, 2023;

c.The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 from the Definitive Proxy Statement on Schedule 14A of the Registrant filed with the Commission on April 28, 2023 (File No. 001-39550); and

d.The description of the Registrant’s Class A common stock, par value $0.0001 per share, contained in the registration statement on Form 8-A (Registration No. 001-39550) filed with the Commission on September 23, 2020 and amended on July 21, 2021, and any amendments to such registration statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

EXHIBIT INDEX

Exhibit Number	Description

4.1
Second Amended and Restated Certificate of Incorporation of OppFi Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001- 39550) filed by the Company with the SEC on July 21, 2021).

4.2
Amended and Restated Bylaws of OppFi Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July 21, 2021).

5.1*	Opinion of DLA Piper LLP (US).

10.1
OppFi Inc. 2021 Equity Incentive Plan, as amended (incorporated by reference to Annex A of the Company’s Definitive Proxy Statement (File No. 001-39550) filed by the Company with the SEC on June 9, 2022).

10.2
OppFi Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex F of FG New America Acquisition Corp.’s Definitive Proxy Statement (File No. 001-39550) filed with the SEC on June 22, 2021).

10.3	Form of OppFi Inc. Stock Option Agreement (incorporated by reference to Exhibit 10.49 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.4
Form of OppFi Inc. Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-8 (File No. 333-259854) filed with the SEC on September 28, 2021).

23.1*	Consent of Independent Registered Public Accounting Firm, RSM US LLP.

23.2*	Consent of DLA Piper LLP (US) (contained in its opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

107.1*	Filing Fee Table
___________________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 11th day of May, 2023.

OppFi Inc.

By:	/s/ Todd G. Schwartz
Todd G. Schwartz
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby appoints Todd G. Schwartz and Pamela D. Johnson such person’s true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, with authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd G. Schwartz	Chief Executive Officer (Principal Executive Officer) and	May 11, 2023
Todd G. Schwartz	Executive Chairman of the Board

/s/ Pamela D. Johnson	Chief Financial Officer (Principal Financial and	May 11, 2023
Pamela D. Johnson	Accounting Officer)

/s/ Jocelyn Moore	Lead Independent Director	May 11, 2023
Jocelyn Moore

/s/ Christina Favilla	Director	May 11, 2023
Christina Favilla

/s/ Theodore Schwartz	Director	May 11, 2023
Theodore Schwartz

/s/ David Vennettilli	Director	May 11, 2023
David Vennettilli

/s/ Greg Zeeman	Director	May 11, 2023
Greg Zeeman

3